Karat Packaging Reports 2023 First Quarter Financial Results

--Record Gross Margin Expansion and Strong Execution of Business Strategy--

CHINO, Calif, May 10, 2023 – Karat Packaging Inc. (Nasdaq: KRT) (“Karat” or the “Company”), a specialty distributor and manufacturer of environmentally friendly, disposable foodservice products and related items, today announced financial results for its 2023 first quarter ended March 31, 2023.

First Quarter 2023 Highlights

•Quarterly net sales of $95.8 million, decreased 9.1 percent from the prior-year quarter.
•Gross profit of $38.1 million, up 12.2 percent from the prior-year quarter.
•Record gross margin of 39.8 percent, an improvement of 730 basis points over the prior-year quarter
•Net income of $9.2 million, up 15.6 percent from the prior-year quarter.
•Net income margin of 9.6 percent versus 7.5 percent in the prior-year quarter.
•Strong quarterly operating cash flow of $14.2 million.
•Adjusted EBITDA of $15.3 million, up 17.6 percent from the prior-year quarter
•Adjusted EBITDA margin of 15.9 percent, versus 12.3 percent in the prior-year quarter.

2023 Guidance

•Reiterate net sales for the 2023 full year expected to increase by high single digits.
•Gross margin goal for the 2023 full year: 32 percent to 33 percent.
•Eco-friendly product sales goal for the 2023 full year: 35 percent of total sales.
•Net sales for the 2023 second quarter expected to be 5 percent lower, primarily due to price reductions, compared with the prior year period.

“Gross margins marked a new record in the 2023 first quarter, enhanced by a substantial decline in ocean freight, lower costs on certain raw materials and continuing improvement in operating efficiencies and productivity,” said Alan Yu, chief executive officer. “This, in turn, allowed us to implement further price reductions and pass on savings to our customers.

“Our growth strategy in 2023 is focused, in part, on improving inventory management and fill-rate. We recently signed a lease for an 83,000 square-foot distribution center in Houston, following the addition of a Chicago warehouse earlier this year.

“We are executing our asset-light plan to scale back manufacturing production in California, while increasing import items, focusing on higher-margin eco-friendly and compostable products. Accordingly, we have significantly enlarged our sourcing network in Asia, giving us greater flexibility, without additional overhead, to meet growing demand. We also recently sold our portion of the joint venture bagasse factory in Taiwan, which was experiencing regulatory approval delays,” Mr. Yu added.
First Quarter 2023 Financial Results

Net sales for the 2023 first quarter decreased 9.1 percent to $95.8 million, from $105.4 million for the same quarter last year, primarily reflecting pricing reductions as the Company proactively passed on savings from ocean freight and raw material costs to customers, as well from a decrease in volume/product mix, and lower logistic services and shipping revenue.

Gross profit for the 2022 first quarter increased 11.2 percent to $38.1 million, from $34.3 million for the same quarter last year.

Gross margin increased to 39.8 percent in the 2023 first quarter, from 32.5 percent for the same quarter last year. The increase in gross margin primarily reflected a significant decrease in ocean freight costs. Ocean freight cost as a percentage of net sales was 5.9 percent during the 2023 first quarter, down from 14.4 percent for the same quarter last year. Gross margin also benefited from our efforts to increase import while scaling back manufacturing in high cost states such as California, shift towards high margin items such as eco-friendly products, reduce certain raw material costs and improve operating efficiencies.

Operating expenses in the 2023 first quarter were $25.4 million, compared with $24.8 million in the 2022 first quarter. The increase was primarily due to workforce expansion, an increase in rental expense from the two additional warehouses added in May 2022, and higher marketing expense to support online sales growth. The increase in operating expenses was partially offset by decreases in shipping and transportation costs and bad debt expense.

The effective tax rate for the 2023 first quarter was 23.5 percent, compared with 25.2 percent for the prior-year quarter.

Net income for the 2023 first quarter increased 15.6 percent to $9.2 million, from $7.9 million for the same quarter last year. Net income margin was 9.6 percent in the 2023 first quarter, compared with 7.5 percent a year ago.

Net income attributable to Karat for the 2023 first quarter was $9.0 million, or $0.45 per diluted share, compared with $6.7 million, or $0.34 per diluted share in the prior-year quarter.

Adjusted EBITDA, a non-GAAP measure defined below, totaled $15.3 million for the 2023 first quarter, compared with $13.0 million for the same quarter last year. Adjusted EBITDA margin, a non-GAAP measure defined below, increased to 15.9 percent of net sales, compared with 12.3 percent for the 2022 first quarter.

Adjusted diluted earnings per common share, a non-GAAP measure defined below, rose to $0.46 per share, from $0.36 per share in the prior-year quarter.

Special Dividend

On May 8, 2023, Karat’s board of directors approved a special dividend of $0.35 per share on its common stock, payable on May 31, 2023, to stockholders of record as of May 23, 2023.

Investor Conference Call
The Company will host an investor conference call today, May 10, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

Phone: 877-418-4045 (domestic); 412-317-6745 (international)
Conference ID: Karat Packaging Inc.

Webcast: Accessible at http://irkarat.com/; archive available for approximately one year

About Karat Packaging Inc.

Karat Packaging Inc. is a specialty distributor and manufacturer of a wide range of disposable foodservice products and related items, primarily used by national and regional restaurants and in foodservice settings throughout the United States. Its products include food and take-out containers, bags, tableware, cups, lids, cutlery, straws, specialty beverage ingredients, equipment, gloves and other products. The company’s eco-friendly Karat Earth® line offers quality, sustainably focused products that are made from renewable resources. Karat Packaging also offers customized solutions, including new product development and design, printing, and logistics services. To learn more about Karat Packaging, please visit the company’s website at www.karatpackaging.com.

Caution Concerning Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements, including, but not limited to, achieving our full year financial guidance, are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Investor Relations and Media Contacts:
PondelWilkinson Inc.
Judy Lin /Roger Pondel
310-279-5980; ir@karatpackaging.com

# # #
(tables below)

KARAT PACKAGING INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Net sales	$95,801	$105,413
Cost of goods sold	57,657	71,124
Gross profit	38,144	34,289
Operating expenses:
Selling expenses	8,701	9,337
General and administrative expenses (including $671 and $629 associated with variable interest entity for the three months ended March 31, 2023 and 2022, respectively)	16,711	15,461
Total operating expenses	25,412	24,798
Operating income	12,732	9,491
Other income (expenses)
Rental income (including $247 and $238 associated with variable interest entity for the three months ended March 31, 2023 and 2022, respectively)	247	238
Other expense, net	(208)	(82)
(Loss) gain on foreign currency transactions	(427)	133
Interest income (including $16 and $1,313 associated with variable interest entity for the three months ended March 31, 2023 and 2022, respectively)	67	1,313
Interest expense (including $406 and $448 associated with variable interest entity for the three months ended March 31, 2023 and 2022, respectively)	(407)	(473)
Total other (expense) income, net	(728)	1,129
Income before provision for income taxes	12,004	10,620
Provision for income taxes	2,818	2,677
Net income	9,186	7,943
Net income attributable to noncontrolling interest	181	1,276
Net income attributable to Karat Packaging Inc.	$9,005	$6,667
Basic and diluted earnings per share:
Basic	$0.45	$0.34
Diluted	$0.45	$0.34
Weighted average common shares outstanding, basic	19,886,585	19,807,584
Weighted average common shares outstanding, diluted	19,939,923	19,901,384

KARAT PACKAGING INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share data)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents (including $14,411 and $2,022 associated with variable interest entity at March 31, 2023 and December 31, 2022, respectively)	$23,225	$16,041
Short-term investments	10,000	—
Accounts receivable, net of allowance for doubtful accounts of $451 and $1,260 at March 31, 2023 and December 31, 2022, respectively (including $12 and $6 associated with variable interest entity at March 31, 2023 and December 31, 2022, respectively)	32,973	29,912
Inventories	70,909	71,206
Prepaid expenses and other current assets (including $136 and $191 associated with variable interest entity at March 31, 2023 and December 31, 2022, respectively)	4,448	6,641
Total current assets	141,555	123,800
Property and equipment, net (including $45,095 and $45,399 associated with variable interest entity at March 31, 2023 and December 31, 2022, respectively)	99,416	95,568
Deposits	11,700	12,413
Goodwill	3,510	3,510
Intangible assets, net	347	353
Operating right-of-use assets	14,716	15,713
Other assets (including $73 and $38 associated with variable interest entity at March 31, 2023 and December 31, 2022, respectively)	2,036	818
Total assets	$273,280	$252,175
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable (including $2 associated with variable interest entity at both March 31, 2023 and December 31, 2022)	$17,740	$18,559
Accrued expenses (including $210 and $625 associated with variable interest entity at March 31, 2023 and December 31, 2022, respectively)	7,878	9,005
Related party payable	9,907	4,940
Income taxes payable	1,782	—
Customer deposits (including $182 and $165 associated with variable interest entity at March 31, 2023 and December 31, 2022, respectively)	955	1,281
Long-term debt, current portion (including $962 and $957 associated with variable interest entity at March 31, 2023 and December 31, 2022, respectively)	962	957
Operating lease liabilities, current portion	4,506	4,511
Other payables	452	—
Total current liabilities	44,182	39,253

	March 31, 2023	December 31, 2021
Deferred tax liability	5,156	5,156
Long-term debt, net of current portion and debt discount of $202 and $216 at March 31, 2023 and December 31, 2022, respectively (including $49,325 and $41,558 associated with variable interest entity at March 31, 2023 and December 31, 2022, respectively, and debt discount of $202 and $216 associated with variable interest entity at March 31, 2023 and December 31, 2022, respectively)	49,325	41,558
Operating lease liabilities, net of current portion	10,561	11,623
Other liabilities (including $1,302 associated with variable interest entity at both March 31, 2023 and December 31, 2022)	2,674	2,652
Total liabilities	111,898	100,242

Karat Packaging Inc. stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding, at both March 31, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 19,910,457 and 19,887,457 shares issued and outstanding, respectively, as of March 31, 2023 and 19,908,005 and 19,885,005 shares issued and outstanding, respectively, as of December 31, 2022	20	20
Additional paid in capital	86,055	85,792
Treasury stock, $0.001 par value, 23,000 shares at both March 31, 2023 and December 31, 2022	(248)	(248)
Retained earnings	65,123	56,118
Total Karat Packaging Inc. stockholders’ equity	150,950	141,682
Noncontrolling interest	10,432	10,251
Total stockholders’ equity	161,382	151,933
Total liabilities and stockholders’ equity	$273,280	$252,175

KARAT PACKAGING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net income	$9,186	$7,943
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization (including $304 and $303 associated with variable interest entity for the three months ended March 31, 2023 and 2022, respectively)	2,633	2,584
Adjustments to allowance for doubtful accounts	(652)	500
Adjustments to inventory reserve	288	476
Write-off of inventory	216	—
Loss on disposal of fixed assets	82	—
Change in fair value of interest rate swap (including $0 and $1,313 associated with variable interest entity for the three months ended March 31, 2023 and 2022, respectively)	—	(1,313)
Amortization of loan fees (including $16 and $9 associated with variable interest entity for the three months ended March 31, 2023 and 2022, respectively)	17	9
Stock-based compensation	277	611
Amortization of operating right-of-use assets	997	650
(Increase) decrease in operating assets
Accounts receivable (including $7 and $18 associated with variable interest entity for the three months ended March 31, 2023 and 2022, respectively)	(2,409)	(11,061)
Inventories	(207)	(19,341)
Prepaid expenses and other current assets (including $52 and $108 associated with variable interest entity for the three months ended March 31, 2023 and 2022, respectively)	1,023	(895)
Other assets (including $88 and $122 associated with variable interest entity for the three months ended March 31, 2023 and 2022, respectively)	9	88
Increase (decrease) in operating liabilities
Accounts payable (including $1 and $390 associated with variable interest entity for the three months ended March 31, 2023 and 2022, respectively)	(1,978)	5,526
Accrued expenses (including $415 and $136 associated with variable interest entity for the three months ended March 31, 2023 and 2022, respectively)	(1,127)	547
Related party payable	4,967	(743)
Income taxes payable	1,782	1,892
Customer deposits (including $17 and $7 associated with variable interest entity for the three months ended March 31, 2023 and 2022, respectively)	(326)	233
Operating lease liability	(1,067)	(667)
Other liabilities	22	—
Other payables	452	1,534
Net cash provided by (used in) operating activities	$14,185	$(11,427)

	Three Months Ended March 31,
	2023	2022
Cash flows from investing activities
Purchases of property and equipment	(1,042)	(824)
Proceeds from disposal of property and equipment	25	—
Deposits paid for joint venture investment	(2,900)	—
Deposits refunded from joint venture investment	950	—
Deposits paid for property and equipment	(1,718)	(3,971)
Purchase of short-term investments	(10,000)	—
Net cash used in investing activities	$(14,685)	$(4,795)
Cash flows from financing activities
Proceeds from line of credit	—	10,200
Proceeds from long-term debt (including $8,000 and $6,885 associated with variable interest entity for the three months ended March 31, 2023 and 2022, respectively)	8,000	6,885
Payments for lender fees	(61)	—
Payments on long-term debt (including $241 and $267 associated with variable interest entity for the three months ended March 31, 2023 and 2022, respectively)	(241)	(267)
Tax withholding on vesting of restricted stock units (including $0 and $310 associated with variable interest entity for the three months ended March 31, 2023 and 2022, respectively)	(14)	—
Proceeds from exercise of common stock options	—	51
Payments of noncontrolling interest tax withholding	—	(310)
Net cash provided by financing activities	$7,684	$16,559
Net increase in cash and cash equivalents	7,184	337
Cash and cash equivalents
Beginning of period	$16,041	$6,483
End of period	$23,225	$6,820
Supplemental disclosures of non-cash investing and financing activities:
Transfers from deposit to property and equipment	$4,381	$416
Non-cash purchases of property and equipment	$1,159	$—
Supplemental disclosures of cash flow information:
Cash paid for income tax	$—	$200
Cash paid for interest	$421	$440

KARAT PACKAGING INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

(in thousands, except per share amounts)

Reconciliation of Adjusted EBITDA and Adjusted EBITDA margin:	Three Months Ended March 31,
	2023		2022
	Amounts	% of Net Sales	Amounts	% of Net Sales
Net income:	$9,186	9.6%	$7,943	7.5%
Add (deduct):
Interest income	(67)	(0.1)	(1,313)	(1.2)
Interest expense	407	0.4	473	0.4
Provision for income taxes	2,818	2.9	2,677	2.5
Depreciation and amortization	2,633	2.8	2,584	2.5
Stock-based compensation expense	277	0.3	611	0.6
Adjusted EBITDA	$15,254	15.9%	$12,975	12.3%

Reconciliation of Adjusted Diluted Earnings Per Common Share	Three Months Ended March 31,
	2023	2022
Diluted earnings per common share:	$0.45	$0.34
Add (deduct):
Stock-based compensation expense	0.01	0.03
Income tax impact of adjustments	—	(0.01)
Adjusted diluted earnings per common shares	$0.46	$0.36

Reconciliation of Adjusted EBITDA by Entity:	Three Months Ended March 31, 2023
	Karat Packaging	Global Wells	Eliminations	Consolidated
Net income (loss):	$9,040	$209	$(63)	$9,186
Add
Interest income	(51)	(33)	17	(67)
Interest expense	18	406	(17)	407
Provision for income taxes	2,818	—	—	2,818
Depreciation and amortization	2,330	303	—	2,633
Stock-based compensation expense	277	—	—	277
Adjusted EBITDA	$14,432	$885	$(63)	$15,254

Reconciliation of Adjusted EBITDA by Entity:	Three Months Ended March 31, 2022
	Karat Packaging	Global Wells	Eliminations	Consolidated
Net income (loss):	$6,781	$1,475	$(313)	$7,943
Add (deduct)
Interest income	—	(1,313)	—	(1,313)
Interest expense	25	448	—	473
Provision for income taxes	2,677	—	—	2,677
Depreciation and amortization	2,280	304	—	2,584
Stock-based compensation expense	611	—	—	611
Adjusted EBITDA	$12,374	$914	$(313)	$12,975

Use of Non-GAAP Financial Measures

Karat utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance with, GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable GAAP measure so calculated and presented. The following non-GAAP measures are presented in this press release:
•Adjusted EBITDA is calculated as net income before interest and income taxes, depreciation and amortization, and stock-based compensation expense.
•Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by net sales.
•Adjusted diluted earnings per common share is calculated as diluted earnings per common share, plus the per share impact of stock-based compensation, and adjusted for the related tax effects of these adjustments.

We believe the above-mentioned non-GAAP measures, which are used by management to assess the core performance of Karat, provide useful information and additional clarity of our operating results to our investors in their own evaluation of the core performance of Karat and facilitate a comparison of such performance from period to period. These are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity. These measures should be considered in addition to, and not as a substitute for, revenue, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently.

KARAT PACKAGING INC. AND SUBSIDIARIES
NET SALES BY CATEGORY (UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2023	2022
	(in thousands)
National and regional chains	$21,368	$24,906
Distributors	54,647	59,124
Online	13,655	13,549
Retail	6,131	7,834
	$95,801	$105,413